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EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

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NAME                                           PARENT                                   JURISDICTION
                                                                                        OF
                                                                                        INCORPORATION
Informix Software, Inc.                        Informix Corporation                     Delaware
Informix International, Inc.                   Informix Software, Inc.                  Delaware
Informix Credit Company                        Informix Software, Inc.                  Delaware
Illustra Information Technologies, Inc.        Informix Corporation                     Delaware
Picasso Systems, Inc.                          Illustra Information Technologies, Inc.  Delaware
Stanford Technology Group, Inc.                Informix Corporation                     California
Centerview Software, Inc.                      Informix Corporation
Red Brick Systems, Inc.                        Informix Corporation
Informix Software Argentina, S.A.              Informix International, Inc.             Argentina
Informix Software GmbH                         Informix International, Inc.             Austria
Informix Software Pty. Ltd.                    Informix International, Inc.             Australia
Informix Software NV                           Informix International, Inc.             Belgium
Informix do Brasil Comercio e Servicios Ltda.  Informix International, Inc.             Brazil
Informix Software (Canada), Inc.               Informix International, Inc.             Canada
Informix Software de Chile, S.A.               Informix International, Inc.             Chile
Informix Software de Colombia S.A.             Informix International, Inc.             Colombia
Informix Software sro                          Informix International, Inc.             Czech Republic
Informix Software A/S                          Informix International, Inc.             Denmark
Informix Software Ltd.                         Informix International, Inc.             England
Informix IHQ Limited                           Informix Software Ireland Ltd.           England
Illustra Information Technologies Limited      Illustra Information Technologies, Inc.  England
Informix Software Bolivia, S.A.                Informix International, Inc.             France
Informix Software SARL                         Informix International, Inc.             France
Informix Software GmbH                         Garmhausen & Partner GmbH                Germany
Informix GmbH                                  Informix Software GmbH                   Germany
Garmhausen & Partners, GmbH                    Informix International, Inc.             Germany
Informix Software (Hong Kong) Ltd.             Informix International, Inc.             Hong Kong
Informix Holdings Company                      Informix Software Ireland Limited        Ireland
Informix Software Ireland Limited              Informix International, Inc.             Ireland
Informix Software SpA                          Informix International, Inc.             Italy
Informix K.K.                                  Informix Holdings Company                Japan
Informix Software K.K.                         Informix International, Inc.             Japan
Informix Korea Ltd.                            Informix Holdings Company                Korea
Informix Software (Korea) Ltd.                 Informix International, Inc.             Korea
Informix Sdn Bhd                               Informix International, Inc.             Malaysia
Informix Software de Mexico S.A. de C.V.       Informix International, Inc.             Mexico
Informix Software B.V.                         Informix International, Inc.             Netherlands
Informix Software Limited                      Informix International, Inc.             New Zealand
Informix Software AS                           Informix International, Inc.             Norway
Informix Software de Peru S.A.                 Informix International, Inc.             Peru
Informix Software Spolka z.o.o.                Informix International, Inc.             Poland
Informix Software Limited Liability Company    Informix International, Inc.             Russia
Informix Software Asia-Pacific Pte. Ltd.       Informix International, Inc.             Singapore
Informix Software, spol. s.r.o.                Informix Software GmbH                   Slovakia
Informix Software South Africa (Proprietary)   Informix International, Inc.             South Africa
Informix Software Iberica, S.A.                Informix International, Inc.             Spain
Informix Software AB                           Informix International, Inc.             Sweden
Informix Software AG                           Informix International, Inc.             Switzerland
Informix Software (Taiwan) Inc.                Informix International, Inc.             Taiwan
Informix Software (Thailand) Limited           Informix International, Inc.             Thailand
Informix Software, V.I., Inc.                  Informix International, Inc.             Virgin Islands
Informix Software de Venezuela, S.A.           Informix International, Inc.             Venezuela
Informix Software (India) Pvt. Ltd.            Informix International, Inc.
Informix Software (China) Co., Ltd.            Informix International, Inc.
Informix Software A/O                          Informix International, Inc.
Informix Software Portugal LDA.                Informix International, Inc.
Red Brick Japan Co., Ltd.                      Red Brick Systems, Inc.
Red Brick Systems UK Ltd.                      Red Brick Systems, Inc.

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